Exhibit 32.1
CERTIFICATION
     In connection with the Annual Report on Form 10-K of Dover Saddlery, Inc. (the “Company”) for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen L. Day	/s/ Michael W. Bruns
President, Chief Executive Officer and	Chief Financial Officer
Director	(Principal Financial Officer)
(Principal Executive Officer)
Date: March 30, 2006	Date: March 30, 2006